Exhibit 10.7

ALERIS CORPORATION

2011 EQUITY INCENTIVE PLAN

i

ALERIS CORPORATION

2011 EQUITY INCENTIVE PLAN

Section 1. General

(a) Establishment. Aleris Corporation (formerly Aleris Holding Company), a Delaware corporation, or any successor thereto, by merger, consolidation or otherwise (the “Company”), initially adopted the Plan in connection with the Plan of Reorganization.

(b) Amendment and Restatement. The Company has amended and restated the Plan as set forth in this document in connection with the Initial Public Offering and effective as of immediately prior to the effectiveness of the Initial Public Offering.

(c) Purpose of the Plan. The purpose of this Plan is to attract, retain, incentivize and motivate officers and employees of, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, and non-employee directors to increase their interest in the welfare of the Company, its Subsidiaries and Affiliates and to align those interests with those of the stockholders of the Company, its Subsidiaries and Affiliates.

Section 2. Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

“Affiliate” shall mean with respect to any entity, any entity that the Company, either directly or indirectly through one or more intermediaries, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.

“Award” shall mean, individually or collectively, the grant of an Option, Performance Unit, Performance Share, Performance-Based Restricted Stock, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award under the Plan as evidenced by an Award Agreement relating thereto.

“Award Agreement” shall mean the agreement between the Company and a Participant who has been granted an Award pursuant to this Plan, which defines the rights and obligations of the parties in respect of the Award, as required by the Plan.

“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

“Cause” shall mean, except as otherwise set forth in the applicable Award Agreement (and for the purposes set forth in such Agreement), “cause,” “just cause” or any term of like import, as defined in the applicable Employment Agreement and shall be interpreted in accordance with the procedures set forth therein, or, in the absence of such an agreement, that, upon determination by the Company, the Participant: (i) has been negligent in the discharge of his or her duties to the Company, a Subsidiary or any Affiliate, has refused to perform stated or assigned duties or is incompetent or incapable of performing those duties (other than by reason of his or her incapacity due to physical or mental illness or injury); (ii) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information with respect to the Company, a Subsidiary or any Affiliate, or the unauthorized removal from the premises of the Company, a Subsidiary or any Affiliate of any document (in any medium or form) relating to the Company, a Subsidiary or any Affiliate, the Initial Investors, or the customers of the Company, a Subsidiary or any Affiliate or has otherwise engaged in conduct which is materially injurious to the Company, a Subsidiary or any Affiliate; (iii) has breached a fiduciary duty or duty of loyalty or violated any other duty, law, rule, regulation or policy of the Company, a Subsidiary or any Affiliate or has been convicted of, or pled not guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses); (iv) has breached any of the provisions of any agreement with the Company, a Subsidiary or any Affiliate or (v) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Company, a Subsidiary or any Affiliate, has improperly induced a vendor or customer to break or terminate any contract with the Company, a Subsidiary or any Affiliate or has induced a principal for whom the Company, a Subsidiary or any Affiliate acts as agent to terminate such agency relationship.

“Change of Control” except as otherwise set forth in the applicable Award Agreement (and for the purposes set forth in such agreement), shall mean the occurrence of any one of the following events:

(a) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) of the Exchange Act), other than the Initial Investors (including, for purposes of this definition, for the avoidance of doubt, any entity that the Initial Investors beneficially own more than 50% of the then-outstanding securities entitled to vote generally in the election of directors of such entity) of more than 50% of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Securities”);

(b) any merger, consolidation, reorganization, recapitalization, tender or exchange offer or any other transaction with or affecting the Company following which any person or group, other than the Initial Investors, beneficially owns more than 50% of the Voting Securities of the surviving entity;

(c) the sale, lease, exchange, transfer or other disposition of all, or substantially all, of the assets of the Company and its consolidated Subsidiaries, other than to a successor entity of which the Initial Investors beneficially own 50% or more of the Voting Securities; or

(d) a change in the composition of the Board over a period of thirty-six (36) months or less, such that a majority of the individuals who constitute the Board as of the beginning of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a Director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors, including those directors whose election or nomination for election was previously so approved, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, (A) a person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement, and (B) any holding company whose only material asset is equity interests of the Company or any of its direct or indirect parent companies shall be disregarded for purposes of determining beneficial ownership under clause (b) above and (C) the term “Change of Control” shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate of the Company incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming a holding company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board described in the Plan or, if none has been appointed, the Board, whose responsibilities are to administer the Plan and to perform the functions set forth herein.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and any stock or other security into which such common stock may be converted or into which it may be exchanged.

“Company” shall mean Aleris Corporation (formerly Aleris Holding Company), a Delaware corporation, or any successor thereto.

“Director” shall mean a member of the Board, or of the board of directors, or body performing similar functions, of an Affiliate or Subsidiary, who is not an Employee.

“Disability” shall mean, except as otherwise set forth in the applicable Award Agreement (and for the purposes set forth in such Agreement), “disability,” “incapacity” or any term of like import, as defined in the applicable Employment Agreement and shall be interpreted in accordance with the procedures set forth therein, or, in the absence of such an agreement, if the Participant shall become eligible to receive a benefit under the Company’s long-term disability plan applicable to such Participant, or, if no such long-term disability plan is applicable to the Participant, the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee based upon medical evidence acceptable to it.

“Dividend Equivalent Right” shall mean a right that entitles the holder to receive, for each Restricted Stock Unit that is subject to (or referenced by) an underlying Award, a distribution equivalent to any dividend distributed in respect of any security underlying such Unit, at the same time that actual holders of such security receive such dividend.

“Division” shall mean any of the unincorporated operating units, business units, segments or divisions of the Company designated as a Division by the Committee.

“Effective Date” shall mean the date as of which this Plan is being amended and restated, which is the date immediately prior to the date on which the Initial Public Offering is effective.

“Employee” shall mean an employee of the Company, a Subsidiary or an Affiliate.

“Employment Agreement” shall mean (unless otherwise defined in an applicable Award Agreement), with respect to a Participant, any employment, consulting or similar agreement between the Company, any Subsidiary or Affiliate, on the one hand, and the Participant, on the other, governing the provision of Services by the Participant to the Company, any Subsidiary or Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean, as of any date, and except as otherwise defined in an applicable Award Agreement, the per Share value determined as follows:

(a) if the Common Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

(b) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

(c) if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii) above or if the Common Stock is not listed on a national securities exchange nor quoted in an inter-dealer quotation system on a last sale basis, the fair market value as determined in good faith by the Committee in its reasonable discretion but consistent with the terms of any applicable Award Agreement.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Initial Investors” shall mean Oaktree Capital Management, L.P., Apollo Management VII, L.P. and their respective affiliates, other than a Metal Affiliate; it being understood and agreed that a Person shall cease to be an Initial Investor if it beneficially owns (together with its affiliates) less than 7.5% of the Voting Securities.

“Initial Public Offering” shall mean the 2011 initial public offering of Common Stock of the Company.

“Non-qualified Stock Option” shall mean an Option that does not meet the requirements of an incentive stock option under Section 422 of the Code.

“Option” shall mean an option to purchase Common Stock issued under and subject to the Plan.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Outside Director” shall mean a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

“Metal Affiliate” shall mean a Person which is an affiliate of an Initial Investor participating in the metals industry upon completion of the Initial Public Offering.

“Nonemployee Director” shall mean a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

“Participant” shall mean any eligible person as set forth in Section 3 of the Plan to whom an Award is granted.

“Performance Awards” shall mean Performance Units, Performance Shares or Performance-Based Restricted Stock.

“Performance-Based Compensation” shall mean any Option or Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code and the regulations promulgated thereunder.

“Performance-Based Restricted Stock” shall mean Shares of Restricted Stock issued or transferred hereunder with Performance Objectives.

“Performance Cycle” means a time period of not less than one (1) and not more than five (5) years as specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

“Performance Objectives” has the meaning set forth in Section 11.

“Performance Shares” shall have the meaning described in the Plan.

“Performance Units” shall have the meaning described in the Plan

“Person” shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Plan” shall mean the Aleris Corporation 2011 Equity Incentive Plan as amended and restated, and as it may be amended from time to time.

“Plan of Reorganization” shall mean the confirmation of the Chapter 11 Joint Plan of Reorganization of Aleris International, Inc. and its Affiliated Debtors, dated February 5, 2010, as amended, as confirmed by the United States Bankruptcy Court for the District of Delaware.

“Restricted Period” shall mean, with respect to any Award of Restricted Stock or Restricted Stock Units, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in the Plan and the applicable Award Agreement, as specified in the applicable Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement.

“Restricted Stock” shall have the meaning described in the Plan.

“Restricted Stock Unit” shall have the meaning described in the Plan.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service” shall mean the Participant’s service as an Employee, or Director. For any purpose under this Plan, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

“Share” shall mean a share of either Common Stock or such other class or kind of shares or other securities, which results from the application of the operation of the Plan.

“Stock” shall mean the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

“Stock Appreciation Right” shall have the meaning described in the Plan.

“Subsidiary” shall mean any corporation (other than the Company), partnership, joint venture, Person or other legal entity of which the Company owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Transition Period” shall mean the period beginning with the Initial Public Offering and ending as of the earlier of (a) the date of the first annual meeting of shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Initial Public Offering occurs or (b) the expiration of the “reliance period” under Treasury Regulation § 1.162-27(f)(2).

Section 3. Eligibility

Participants will consist of such Employees, and Directors as the Committee in its sole discretion designates from time to time to receive an Award under the Plan and who have entered into an Award Agreement and, following the death of any such individual, his or her successors, heirs, executors, administrators and assigns, as the case may be.

Section 4. Administration

(a) Committees. The Plan shall be administered by the Board or, at its election, by a Committee consisting of one or more members of the Board who have been appointed by the Board. The Committee shall consist of at least one (1) Director and may consist of the entire Board; provided, however, that from and after the date of the Initial Public Offering (i) if the Committee consists of less than the entire Board, then with respect to any Option or Award to an Employee who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director and (ii) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. The Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board, and any reference to the Board in the Plan shall be construed as a reference to the Committee with respect to functions delegated to it by the Board. If no Committee has been appointed, the entire Board shall administer the Plan.

(b) Authority of the Committee. Subject to the provisions of this Plan and of applicable law, the Committee shall have full authority and sole discretion to take all actions it deems necessary or advisable for the administration and operation of the Plan, including, without limitation, the authority and discretion to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award, including, without limitation, and as applicable, the exercise price, vesting schedules, conditions relating to exercise and termination of the right to exercise; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the holder thereof or the Committee; (vii) interpret, construe, administer, reconcile any inconsistency, resolve any ambiguity, correct any defect and/or supply any omission in the provisions of the Plan, any Award Agreement or any Award or any instrument or agreement relating to the Plan; (viii) review any decisions or actions made or taken by any Committee in connection with any Award or the operation, administration or interpretation of the Plan; (ix) accelerate vesting or exercisability of, or otherwise waive any requirements or conditions applicable to, any Award; (x) extend the term or any period of exercisability of any Award; (xi) modify the purchase price or exercise price under any Award; and (xii) otherwise amend an Award in whole or in part from time-to-time as the Committee determines, in its sole and absolute discretion, to be necessary or appropriate to conform such Award to, or required to satisfy, any legal requirement (including without limitation the provisions of Section 162(m) or Section 409A of the Code), which amendment may be made retroactively or prospectively. The Committee shall have full discretionary authority to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may reasonably deem necessary or appropriate and to adopt, amend, suspend or waive such rules, forms, instruments and guidelines, and appoint such agents, as it reasonably deems necessary, desirable or appropriate for the proper administration of the Plan. Unless otherwise expressly provided in the Plan or an applicable Award Agreement, all designations, determinations, interpretations and other actions or decisions of the Committee or, in the absence of any action by the Committee, the Board, shall, if made reasonably and in good faith, be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any shareholder, any Participant and their estate and any holder or beneficiary of any Award.

Section 5. Stock Subject to Plan

(a) Basic Limitation. Subject to the following provisions of this Section and Section 12(a) of the Plan, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan is 4,308,285 (subject to any decrease or increase set forth in this Plan). Shares may be treasury shares, authorized but unissued shares or shares purchased on the open market or by private purchase, or a combination of the foregoing, in the discretion of the Committee.

(b) Additional Shares. If any outstanding Award or portion thereof expires or is cancelled or otherwise terminated for any reason whatsoever, any Shares covered by such expired, cancelled or terminated Award or portion thereof shall again be available for future Awards under the Plan. If Shares issued under the Plan in connection with the grant of any Award are reacquired by the Company pursuant to any forfeiture provision, right of repurchase, call right, put right, right of first offer or withholding requirements, such Shares shall again be available for future Awards under the Plan. If a Participant pays for any Award through the delivery of previously held or acquired Shares, the number of Shares available under the Plan shall be increased by the number of Shares delivered by the Participant.

Section 6. Awards

(a) Types of Awards. The Committee may, in its sole discretion, make Awards of one or more of the following: Options, Performance Units, Performance Shares, Performance-Based Restricted Stock, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

(b) Award Agreements. Each Award made under the Plan shall be evidenced by a written Award Agreement between the Participant and the Company, and no Award shall be valid without any such Award Agreement. The terms and conditions of an Award and Award Agreement may vary among Participants and among different Awards granted to the same Participant. An Award shall, except to the extent otherwise provided in an applicable Award Agreement, be subject to all applicable terms and conditions of the Plan and to any other terms and conditions that the Committee in its sole discretion deems appropriate for inclusion in the Award Agreement (including, without limitation, provisions for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Award; provisions giving the Company the right to repurchase Shares acquired under any Award in the event the Participant elects to dispose of such shares; subject to Section 409A of the Code, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event; provisions requiring the Participant to become a party to the Stockholders Agreement, if any, as a condition of the Award; and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements); provided, however, that such terms and conditions shall not be inconsistent with the Plan. Unless an Award Agreement specifically states otherwise, in the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail. Each Award Agreement shall provide, in addition to any terms and conditions required to be provided in such Award Agreement pursuant to any other provision of this Plan, the following terms:

(i) the number of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with the Plan or as provided in the Award Agreement;

(ii) the consequences of the Participant’s termination of Service with the Company or any Subsidiary or Affiliate; and

(iii) the dates and events on which all or any installment of the Award shall be vested and/or exercisable, and non-forfeitable.

(c) No Rights as a Shareholder. Except as otherwise provided in the Plan or an Award Agreement, a Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by an Award until the Participant becomes the record holder of such Shares.

Section 7. Options

(a) Option Agreement. The Committee may, in its sole discretion, grant Options. All Options will be Nonqualified Stock Options. Each Award Agreement evidencing an Award of Options shall contain the following information, which, except as otherwise provided below, shall be determined by the Committee, in its sole discretion:

(i) the exercise price of an Option, as determined by the Committee at the time of grant, provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a Share subject to such Option on the date of grant;

(ii) the dates and events when all or any installment of the Option becomes exercisable which may be accelerated by the Committee at any time, in whole or in part; and

(iii) the term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof and the effect of termination of a Participant’s Service), which shall not exceed 10 years from the date of grant, subject to the Committee’s authority to extend the term of any Award, as provided in the Plan but not beyond 10 years from the date of grant.

(b) Method of Exercise.

(i) General Rule. Except as otherwise provided in the Plan or any Award Agreement, an Option may be exercised for all or any part of the Shares for which such Option is then exercisable by such methods and procedures as the Committee determines from time to time. Except as otherwise provided in this Section or in the applicable Award Agreement, a Participant shall exercise an Option by delivery of written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, together with cash or a personal check or bank draft in the amount equal to the sum of the exercise price for such Shares. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(ii) Surrender of Shares. Notwithstanding the foregoing, the Committee in its sole discretion may permit (by providing in an applicable Award Agreement or otherwise) payment of all or any portion of the exercise price and/or of any withholding taxes due in connection with an exercise to be made by surrendering Shares that are already owned by the Participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised.

(iii) Net Exercise. Notwithstanding the foregoing, the Committee in its sole discretion may permit (by so providing in an applicable Award Agreement or otherwise), payment of all or any portion of the exercise price and/or of any withholding taxes due in connection with an exercise to be made by reducing the number of Shares otherwise deliverable pursuant to the Option by the number of such Shares having a Fair Market Value equal to the exercise price or by some other form of net physical settlement or method of cashless exercise as determined by the Committee.

(iv) Exercise of Discretion. Should the Committee exercise its discretion to permit the Participant to pay the purchase price under an Award in whole or in part with Shares that already are owned or otherwise delivered, it shall not be bound to permit such method of payment for the remainder of any such Option (unless otherwise provided in the Award Agreement) or with respect to any other Award or Participant under the Plan.

(c) Non-Transferability. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in an Award Agreement evidencing an Option at the time of grant or thereafter, that the Option may be transferred to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

Section 8. Stock Appreciation Rights

(a) Generally. The Committee may, in its sole discretion, grant Stock Appreciation Rights, including a grant of Stock Appreciation Rights in tandem with any Option. A Stock Appreciation Right is a right to receive, upon exercise, a payment in cash, Shares, other property or a combination thereof of an amount equal to the excess of (i) the Fair Market Value of a number of Shares subject to the Stock Appreciation Right on the date the right is exercised over (ii) the Fair Market Value of such Shares on the date the right is granted. If a Stock Appreciation Right is granted in tandem with an Option, such tandem Stock Appreciation Right shall be exercisable only to the extent the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of such tandem Stock Appreciation Right, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option upon the exercise of all or a portion of the related Option, a Participant shall be required to forfeit the right to receive payment with respect to an equivalent portion of the tandem Stock Appreciation Right.

(b) Stock Appreciation Rights Award Agreement. Each Award Agreement evidencing an Award of Stock Appreciation Rights shall contain the following information, which shall be determined by the Committee, in its sole discretion:

(i) the grant price of the Shares above which a Participant shall be entitled to share in the appreciation in the value of such Shares, provided that such grant price shall not be less than 100% of the Fair Market Value of such Shares on the date of grant;

(ii) the dates and events when all or any installment of the Stock Appreciation Rights become exercisable which may be accelerated by the Committee at any time, in whole or in part;

(iii) the term of each Stock Appreciation Right (including the circumstances under which such Stock Appreciation Right will expire prior to the stated term thereof and the effect of termination of a Participant’s Service), provided that the term shall not exceed 10 years from the date of grant, subject to the Committee’s authority to extend the term of any Award, as provided in the Plan, but not beyond 10 years from the date of grant.

(c) Method of Exercise. A Participant may exercise a Stock Appreciation Right by filing an irrevocable written notice with the Committee or its designee, specifying the number of Shares subject to the Stock Appreciation Right to be exercised.

(d) Non-Transferability. No Stock Appreciation Right shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

Section 9. Restricted Stock and Restricted Stock Units

(a) Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which are subject to forfeiture until the expiration of the Restricted Period set forth in the applicable Award Agreement, and other restrictions on transfer, set forth therein.

(i) Stock Certificate. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with stock powers with an escrow agent designated by the Committee, which may be the Company, pending the release of the applicable restrictions. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it registered in the name of the Participant. Until the lapse of all restrictions with respect to Restricted Stock, each stock certificate representing Restricted Stock awarded under the Plan shall bear an appropriate legend.

(ii) Restricted Stock Held in Escrow. The Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. In such case, if a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void.

(iii) Rights as a Shareholder. A Participant shall have no rights as a shareholder in respect of any Restricted Stock during the Restricted Period unless specifically provided in the applicable Award Agreement. Notwithstanding the foregoing, if permitted by governing corporate documents, the Committee, in its sole discretion, may, but is not required to, grant to a Participant in an Award Agreement the right to vote and/or collect or be credited with dividends in respect of such Restricted Stock during the Restricted Period and the terms and conditions of such rights shall be set forth in the applicable Award Agreement. Moreover, at the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (A) deferred until the lapsing of the restrictions imposed upon such Shares and (B) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(iv) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock, the restrictions set forth in this Section and in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow an arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the Shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share).

(v) Section 83(b) Elections on Restricted Stock. A Participant shall indicate to the Company whether the Participant intends to make an election under Section 83(b) of the Code with respect to any Shares of Restricted Stock.

(b) Restricted Stock Units. An Award of Restricted Stock Units is a grant by the Company of a specified number of units, which shall each on the date of grant represent one Share credited to a notional account maintained by the Company, with no Shares actually awarded to the Participant in respect of such units until the Restricted Period expires or the Restricted Stock Units otherwise settle in accordance with the applicable Award Agreement. Restricted Stock Units awarded to any Participant shall be subject to forfeiture upon termination of employment prior to the expiration of the Restricted Period, except as otherwise provided in the applicable Award Agreement. To the extent such Restricted Stock Units are forfeited for any reason, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company, including in connection with the termination of the Participant’s Service.

(i) Rights as a Shareholder. A Participant shall have no rights as a shareholder in respect of any Restricted Stock Units during the Restricted Period unless specifically provided in the applicable Award Agreement. Notwithstanding the foregoing, if permitted by governing corporate documents, the Committee, in its sole discretion, may, but is not required to, grant to a Participant the right to vote Shares corresponding to the Restricted Stock Unit.

(ii) Dividend Equivalent Rights. At the discretion of the Committee, or as provided in the applicable Award Agreement, each Restricted Stock Unit may be entitled to Dividend Equivalent Rights.

(iii) Settlement of Restricted Stock Units. Unless an applicable Award Agreement provides otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, all securities and other property (if any) that then correspond to such outstanding Restricted Stock Units, provided, however, that (unless otherwise provided in an applicable Award Agreement) the Committee retains the discretion to determine whether the Restricted Stock Units shall be settled in Shares, in cash equal to the value of the Shares that would otherwise be distributed in settlement of such units, other property or any combination of the foregoing. The Committee may, in its discretion, permit Participants to defer settlement of Restricted Stock Units, provided that any such deferral shall comply with the requirements of, and shall not result in the imposition of any excise or penalty tax under, Section 409A of the Code.

(c) Terms of Restricted Stock Awards and Restricted Stock Units. Each Award Agreement evidencing an Award of Restricted Stock or Restricted Stock Units shall contain the following information, which shall be determined by the Committee, in its sole discretion:

(i) the Restricted Period;

(ii) the number of Shares of Restricted Stock or the number of Restricted Stock Units; and

(iii) such other provisions as the Committee shall determine.

(d) Termination of Service. Unless otherwise provided in the applicable Award Agreement, unvested Restricted Stock and Restricted Stock Units shall be forfeited upon a Participant’s termination of Service.

(e) Removal of Restrictions. The Committee shall have the authority to, at any time, remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units, including, without limitation, whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

Section 10. Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on, the Fair Market Value of Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, (a) the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, (b) the occurrence of an event and/or (c) the attainment of Performance Objectives. Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Awards will be granted, (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof, provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable and provisions addressing whether any voting or dividend rights shall attach to such Awards).

Section 11. Performance Awards

If the Committee exercises its discretion to grant Awards subject to the attainment of Performance Objectives, such Awards may be Performance Units, Performance Shares or Performance-Based Restricted Stock. The terms and conditions of a Performance Award shall be set forth in an Award Agreement. Each Award Agreement shall specify the number of Performance Shares, Performance Units or Performance-Based Restricted Stock to which the Performance Award relates, the Performance Objectives which must be satisfied in order for the restrictions to lapse or for the shares to vest, as applicable, and the Performance Cycle within which such Performance Objectives must be satisfied. With respect to Performance Shares or Performance-Based Restricted Stock, the Award Agreement may also require that an appropriate legend be placed on Share certificates.

(a) Performance Units. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee; (ii) in the case of dollar-denominated Performance Units, the specified dollar amount; or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. A Participant shall become vested with respect to the Participant’s Performance Units to the extent that the Performance Objectives set forth in the Award Agreement are satisfied for the Performance Cycle in accordance with the Plan.

(b) Performance Shares. The Committee shall provide in the Award Agreement with respect to Performance Shares the number of actual Shares represented by such Award; provided, however, that no Performance Shares shall be issued until the Participant has executed an Award Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the applicable Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. To the extent that the Performance Objectives set forth in the applicable Award Agreement are satisfied for the Performance Cycle, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time the Award is granted.

(c) Performance-Based Restricted Stock. The Committee, in its discretion, may grant Awards of Performance-Based Restricted Stock to Participants, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the such Shares to vest and restrictions thereon to lapse, and the Performance Cycle within which such Performance Objectives must be satisfied, and may require that an appropriate legend be placed on Share certificates. Shares of Performance-Based Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. If a Participant shall fail to execute the Award Agreement, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. To the extent that the Performance Objectives set forth in the Award Agreement are satisfied for the Performance Cycle, restrictions upon Performance-Based Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d) Payment of Awards. Payment to Participants in respect of vested Performance Awards shall be made as soon as practicable after the last day of the Performance Cycle to which such Performance Award relates unless the Award Agreement provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Award Agreement. Such payments with respect to Performance Units may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Performance Award is granted.

(e) Non-transferability. Until any restrictions upon the Performance Shares or Performance-Based Restricted Stock awarded to a Participant shall have lapsed in the manner set forth herein, such Performance Shares or Performance-Based Restricted Stock shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant. The Committee may also impose such other restrictions and conditions on the Performance Shares or Performance-Based Restricted Stock, if any, as it deems appropriate.

(f) Treatment of Dividends. At the time the Award of Performance Shares or Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares, Performance-Based Restricted Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares or Performance-Based Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares or Performance-Based Restricted Shares (whether held in cash or in additional Performance Shares or Performance-Based Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares or Performance-Based Restricted Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares or Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance Shares or Performance-Based Restricted Stock.

(g) Delivery of Shares. Upon the vesting of Performance Awards awarded hereunder, for Performance Awards settled in Shares, the Committee shall cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

(h) Performance Objectives.

(i) Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) revenue, (ii) earnings per Share, (iii) net income per Share, (iv) Share price, (v) pre-tax profits, (vi) net earnings, (vii) net income, (viii) operating income, (ix) cash flow, (x) earnings before interest, taxes, depreciation and amortization (EBITDA), (xi) sales, (xii) total stockholder return relative to assets, (xiii) total stockholder return relative to peers, (xiv) financial returns (including, without limitation, return on assets, return on equity, return on investment and return on capital employed), (xv) cost reduction targets, (xvi) customer satisfaction, (xvii) customer growth, (xviii) employee satisfaction, (xix) productivity measures, (xx) efficiency measures, (xxi) cost reductions; (xxii) any combination of the foregoing, or (xxiii) prior to the end of the Transition Period such other criteria as the Committee may determine. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(ii) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter in either case, to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesign, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(iii) Determination of Performance. Prior to the vesting, payment or settlement or lapsing of any restrictions with respect to any Performance Award, the Committee will certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Performance Award. Unless otherwise set forth in an Award Agreement, a Performance Award may be reduced at any time before payment or lapsing of restrictions to qualify as Performance-Based Compensation.

(i) Effect of Certain Corporate Events. Section 12 of the Plan shall apply to Performance Awards in the same manner as other Awards granted pursuant to the Plan.

Section 12. Adjustment of Shares

(a) General. Except to the extent that different provisions apply under an applicable Award Agreement, in the event that there shall be any extraordinary distribution (whether in the form of cash, Common Stock, securities or other property), stock dividend, extraordinary cash dividend, recapitalization, reclassification stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, Common Stock exchange or other similar transaction or event, the number and kind of Shares, in the aggregate, reserved for issuance or with respect to which Awards may be made under this Plan shall be adjusted to reflect such event, and the Committee shall make appropriate and equitable adjustments to Awards under the Plan that are affected by such event, including, without limitation, as to the number, exercise price, class and kind of Shares subject to Awards, the Award price per share or other consideration subject to the Awards or the Performance Objectives. Except to the extent that different provisions apply under an applicable Award Agreement, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding sentence) affecting the Company or its financial statements or those of any Subsidiary or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and the Award. The determination of the Committee regarding any adjustment will, to the extent reasonable and made in good faith, be final and conclusive.

(b) Other Corporate Transactions. Upon a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies, or unless the Committee shall have provided otherwise in an applicable Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):

(i) the continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii) the substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;

(iii) the acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the Change of Control, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the Change of Control or other date thereafter designated by the Committee; or

(iv) the cancellation of all or any portion of such outstanding Awards for a cash payment and/or such other property paid as consideration to holders of Shares in the Change of Control having an aggregate value (A) in the case of Awards other than Options and Stock Appreciation Rights, equal to the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled and (B) in the case of Options and Stock Appreciation Rights, equal to the excess, if any, of the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled over the exercise price or grant price, as applicable, with respect to such Options and Stock Appreciation Rights or portion thereof being canceled (and, for the avoidance of doubt, if there is no such excess, such Options and Stock Appreciation Rights shall be cancelled without any payment therefor).

(c) No Other Rights. Except as expressly provided in the Plan or an Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to any Award.

(d) Savings Clause. No provision of this Section shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

Section 13. Interpretation

Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards that are intended to qualify as Performance-Based Compensation to increase the amount payable that would otherwise be due upon attainment of the applicable Performance Goal, or if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

Section 14. Governing Law Securities Law Requirements

(a) Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

(b) Shares and Awards shall not be issued under the Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Exchange Act, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(d) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded (which determination shall be made reasonably and promptly). The Company may, in its reasonable discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Shares pursuant to any Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the shares are then listed for trading. The Company shall promptly inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Shares pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(e) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

(f) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

Section 15. Compliance with Section 409A of the Code

To the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder are intended not to be governed by or to be in compliance with Section 409A of the Code. To the extent applicable, the Plan and the Awards granted under the Plan shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary but subject to the terms of any applicable Award Agreement, in the event that the Committee reasonably determines that any Shares issued or amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance, prior to delivery to such Participant of such Shares or payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee reasonably determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee reasonably determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code.

Section 16. Termination and Amendment of the Plan or Modification of Options and Awards.

(a) Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(i) no such amendment, modification, suspension or termination shall materially impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan;

(ii) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement;

(iii) without the majority approval of the holders of the Company’s Voting Securities, no amendment may be made which would (v) increase the aggregate number of shares of Common Stock that may be issued under this Plan or the percentage of Shares that may be issued with respect to Awards other than Options and Stock Appreciation Rights granted in connection with an Option; (w) change the definition of Participants eligible to receive Options and Awards under this Plan; (x) decrease the exercise price of any Option to less than 100% of the Fair Market Value on the date of grant; (y) reduce the exercise price of an outstanding Option, either by lowering the exercise price or by canceling an outstanding Option and granting a replacement Option with a lower exercise price; or (z) extend the maximum Option duration beyond ten years from the date of grant; and

(iv) The termination of the Plan shall not affect any Awards outstanding on the termination date and shall stay in effect to the extent necessary to administer any remaining obligations in respect of outstanding Awards under the Plan.

Section 17. General Terms

(a) Termination for Cause. Unless otherwise set forth in the applicable Award Agreement, all unvested Awards shall be forfeited upon a Participant’s termination for Cause. In the case of Restricted Stock, if some or all of the Shares of Restricted Stock are forfeited under this Section 17(a) or under the applicable Award Agreement, then, to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, and rights, if any, of the Participant to such Shares and as a shareholder shall terminate without further obligation on the part of the Company.

(b) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein and without limiting any other rights and remedies of the Company, and except to the extent that the applicable Award Agreement contains different terms, if the Participant, while employed by or providing services to the Company or any Subsidiary or Affiliate or after termination of such employment or service (i) violates a non-competition, non-solicitation or non-disclosure covenant or agreement applicable to the Participant or (ii) engages in fraud or other misconduct that contributes materially to any financial restatement or material loss, the Committee may in its sole discretion cancel any Award held by such Participant or require the Participant to forfeit or to repay to the Company any gain realized on the vesting or exercise of such Award.

(c) No Retention Rights; No Right to Incentive Award. Nothing in the Plan, any Award Agreement or in any Award granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

(d) Termination of Employment. Unless an applicable Award Agreement provides otherwise, for purposes of the Plan, a person who transfers from employment or Service with the Company to employment or Service with a Subsidiary or an Affiliate or vice versa shall not be deemed to have terminated employment or Service with the Company, Subsidiary or Affiliate.

(e) Settlement of Awards; Fractional Shares. Each Award Agreement shall set forth the form in which the Award shall be settled. The Committee shall determine whether fractional Shares shall be issued under the Plan, whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

(f) Nontransferability of Awards. Unless otherwise determined by the Committee or as provided herein, an Award shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Participant except in the event of the Participant’s death (subject to the applicable laws of descent and distribution) and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance in violation of this Section shall be void and unenforceable against the Company or any Subsidiary or Affiliate. An Award may be exercised, during the lifetime of a Participant, only by a Participant and an Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer, the acceptance by the transferee or transferees of the terms and conditions of the Plan and the Award and agreement to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(g) Conditions and Restrictions on Shares. Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, call rights, put rights, rights of first offer and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(h) Withholding Requirements. Subject to the terms of an applicable Award Agreement, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, whether domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. If a Participant does not remit a required payment to the Company, the Company may offset any payments due to the Participant with any amounts owed to the Company. The Committee may, in its sole discretion (by so providing in the applicable Award Agreement or otherwise), permit a Participant to satisfy the withholding requirement, in whole or in part, by (i) electing that the Company withhold from the Shares otherwise issuable to a Participant under an Award, a number of Shares that have a Fair Market Value equal to the required withholding amount or (ii) surrendering shares that are owned by the Participant and that have been held by the Participant for at least six months, that are in good form for transfer and that have an aggregate Fair Market Value equal to the required tax withholding amount or (iii) to satisfy the withholding requirement, in whole or in part, by such other method that the Committee determines in its sole discretion is appropriate and sets forth in the Award Agreement. Notwithstanding the foregoing, the Participant shall not be permitted to surrender shares in payment of any portion of the tax withholding amount if such action would cause the Company or any Subsidiary to recognize a compensation expense, or additional compensations expense, with respect to the applicable Award for financial reporting purposes, unless the Committee consents thereto.

(i) Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(j) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, director or consultant of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act or determination in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles or Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so relied, acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(l) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(m) Expenses. The expenses of administering the Plan shall be borne by the Company and Subsidiaries or Affiliates.

(n) Nonexclusivity of the Plan. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law reasonably deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws with a view to preserving both the rights of the Company and the rights and benefits of any Participant under any outstanding Award Agreement.

(p) Choice of Law. The Plan shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to the principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction, in each case, which could cause the application of the laws of any jurisdiction other than such state.

(q) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(r) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(s) Post-Transition Period. Following the Transition Period, any Option, Stock Appreciation Right or Performance Award granted under the Plan which is intended to be Performance-Based Compensation, shall be subject to the approval of the material terms of the Plan by a majority of the shareholders of the Company in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.